SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20594



                                   FORM 8-K



                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported    March 21, 1995
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                              UNISYS CORPORATION
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           (Exact name of registrant as specified in charter)




     DELAWARE                   1-8729                  38-0387840
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     (State of          (Commission File Number)       (IRS Employer
   Incorporation                                     Identification No.)




           TOWNSHIP LINE AND UNION MEETING ROADS
                  BLUE BELL, PENNSYLVANIA                19424
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           (Address of principal executive offices)    (Zip Code)



                            215-986-4011
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                  (Registrant's telephone number)

Item 5.  Other Events

	On March 21, 1995, Unisys Corporation (the "Company") announced that it had signed an Asset Purchase Agreement with Loral Corporation ("Loral") for the sale of the Company's Defense Systems business to Loral for cash in the amount of $862 million (subject to certain post-closing adjustments). The operations to be sold include the Company's military electronics systems integration, program management, software and custom product design and manufacturing businesses as well as some non-defense product operations, principally postal systems, weather systems and air traffic control systems. The operations to be sold employ approximately 8,500 people and had revenue of approximately $1.4 billion in 1994. The sale will not include the Company's Federal Systems and Health Information Management business units. Consummation of the transaction is subject to customary regulatory approvals and consents.

                                   SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      UNISYS CORPORATION



Date: March 23, 1995                  By: /s/Stefan C. Riesenfeld
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                                          Stefan C. Riesenfeld
                                          Vice President and
                                          Treasurer